Exhibit 99.1

KANBAY INTERNATIONAL REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

-Consolidated revenue of $105.8 million and EPS of $0.18

-Third party revenue, excluding Adjoined Consulting, grows 21% sequentially

-Integration of Adjoined Consulting ahead of schedule

-Company raises full year revenue and EPS guidance

ROSEMONT, Ill — August 1, 2006— Kanbay International, Inc. (NASDAQ:KBAY), a global management consulting, technology integration and development, and outsourcing firm, today reported financial results for its second quarter ended June 30, 2006.

Second Quarter 2006 Highlights:

•                  Consolidated revenue of $105.8 million

•                  Kanbay, excluding Adjoined, generated revenue of $72.8 million, 14 percent sequential and 28% year-over-year revenue growth, respectively

•                  Third party revenue, excluding Adjoined, was $34.6 million, a 21 percent sequential increase

•                  Diluted EPS of $0.18 is net of $0.03 for employee stock compensation expense

•                  Integration of Adjoined Consulting running ahead of schedule

•                  A total of  35 new clients were added in the quarter

“We are exceptionally pleased with Kanbay’s financial results for the second quarter”, commented Raymond Spencer, Chairman and CEO of Kanbay.  He continued: “We achieved this quarter’s results based on strong execution and favorable market conditions within both pre-merger Kanbay and Adjoined Consulting’s business models.  We also made substantial progress integrating the organizations in a timely fashion.”

“We have said repeatedly we would not take our eye off the ball and we believe these second quarter results are proof of our ability to execute our business plans while completing the bulk of integration tasks ahead of our original schedule”, Spencer said.

Kanbay’s third party revenue growth accelerated in the quarter due to strong demand within the financial services industry, notably the need to support and upgrade legacy systems and mission critical applications.  Discretionary spending trends are also strong as the industry seeks to enhance revenue and increase operating efficiencies.

Spencer added: “We also had strong revenue trends at Adjoined, coupled with consistent execution, serving to drive solid operating results.  Early revenue synergies are being realized and this is strong evidence of the strategic rationale for this transaction.  We are very pleased with Adjoined, its current and future growth prospects.”

“Our pipeline of existing and potential client opportunities is robust.  The market is highly responsive to our approach which delivers highly efficient and domain-centered IT services and consulting solutions.  We are excited about the fact we signed 35 new clients in the quarter, the largest number in our history”, Spencer stated.

Financial Review

Bill Weissman, Kanbay’s Chief Financial Officer, added, “We posted a strong quarter of growth across all service lines.  Of the $105.8 million in consolidated revenue, $72.8 million was contributed by Kanbay, excluding the Adjoined acquisition, and this represents an increase of 14 percent sequentially and 28 percent year-over-year.  Adjoined posted $33 million in revenues in the second quarter, a solid performance.”

“We are particularly pleased with the growth of third party revenue in the second quarter.  Kanbay third party revenue, before Adjoined, grew 21 percent sequentially in the second quarter.  We experienced good growth across most of our existing client base and had 12 pre-merger Kanbay accounts performing at a platinum level, up from 9 in the first quarter.”

Weissman added, “Our related party revenue from HSBC grew 9 percent sequentially and 29 percent year-over-year on a comparable basis, another quarter of strong performance.”

“Diluted earnings per-share after stock compensation expense was $0.18 in the second quarter, Weissman added.  “While Adjoined was earnings neutral in the quarter, after integration costs, amortization of intangibles and interest expense, it was dilutive to EPS by $0.03 due to additional shares outstanding following the transaction.  Further, employee stock compensation expense decreased EPS by an additional $0.03 in the second quarter.

Kanbay’s second quarter earnings per share before stock compensation expense and before the impact of the Adjoined acquisition was $0.24, which was consistent with the first quarter, despite salary increases and high visa costs, and compared to $0.19 in the second quarter of last year, a 26% increase.

Outlook and Guidance

Regarding the third quarter, Kanbay anticipates total consolidated revenues of at least $109 million in the third quarter.  On a stand-alone basis, Kanbay should achieve revenue of approximately $75 million while Adjoined should contribute approximately $34 million in the third quarter.  This outlook reflects not only continuing growth in the business but also the fact that projects at several accounts started sooner than anticipated in the second quarter.

Based on Kanbay’s performance year-to-date and taking into account revenue synergies, the company is increasing full year consolidated revenue guidance from at least $385 million to at least $402 million.

In terms of earnings, on a consolidated basis, Kanbay is targeting third quarter 2006 EPS of $0.21 with a full year EPS of at least $0.81.

Raymond Spencer concluded: “We have moved quickly to integrate our organizations at multiple levels, including people and business processes.  Our goal is to move rapidly to manage Kanbay as a fully integrated organization.  Looking ahead, we feel highly confident that our early and successful integration is just beginning to bring the rewards all Kanbay stakeholders expect.”

Conference Call Details

Kanbay management will host a conference call on August 1, 2006, at 8:30 a.m. (ET) to discuss the Company’s results of operations for the second quarter.  To participate in the call, domestic callers can dial (800) 591-6923 and international callers can dial (617) 614-4907. The passcode for the conference call is 15437554.  The conference call will also be webcast and accessible through Kanbay’s website at http://www.kanbay.com.  Please access the website at least fifteen minutes prior to the call to register and download any required software.  A replay of the conference call will be available for one week, through August 8, 2006, by dialing (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. The passcode for the replay is 95143258.  A webcast replay of the conference call will also be available through Kanbay’s website at http://www.kanbay.com.

About Kanbay

Founded in 1989, Kanbay International, Inc. (KBAY) is a global IT services firm with approximately 6,500 associates worldwide. Kanbay provides a highly integrated suite of management consulting, technology integration and development, and outsourcing solutions through a proven global delivery platform to clients focused on Financial Services and Consumer & Industrial Products, as well as an emerging presence in the Communications & Media and Life Sciences industries. Kanbay is a CMM Level 5 assessed company headquartered in greater Chicago with offices in North America and India as well as London, Singapore, Hong Kong, Tokyo and Melbourne. Further information about Kanbay can be found at http://www.kanbay.com.

Forward-Looking Statements

This release contains statements relating to projections or future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any projections or future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” disclosure in our Form 10-Q for the quarterly period ending March 31 2006.

Presentation of Non-GAAP Financial Measures

In the text of this press release and the accompanying supplementary financial information, Kanbay presents certain revenue measures excluding the acquisition of Adjoined Consulting, all of which are non-GAAP financial measures.  The Company’s management uses revenue excluding the impact of these matters to evaluate the quarterly and annual growth of the company before the impact of the Adjoined Consulting acquisition.  This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP.  In addition, the non-GAAP financial information provided may be different than similar measures used by other companies.  However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future growth in the services business in the same manner as management if they so chose. Reconciliation from revenue to revenue excluding Adjoined Consulting has been provided in the accompanying supplementary financial information.

CONTACT:
Seth R. Frank
Director, Investor Relations

Kanbay International
847-384-4732

Tables Follow # # #

Kanbay International, Inc.
Condensed Consolidated Statements of Income (Unaudited)
(dollars in thousands except per share amounts)

	Three months ended June 30		Six months ended June 30
	2006	2005	2006	2005
Net revenues—related parties	$38,163	$35,299	$73,340	$68,539
Net revenues—third parties	67,668	21,719	106,946	41,939

Total revenues	105,831	57,018	180,286	110,478

Cost of revenues	63,267	30,729	105,262	58,826

Gross profit	42,564	26,289	75,024	51,652
Sales and marketing expenses	7,150	4,574	12,860	9,214
General and administrative expenses	21,045	10,557	35,024	19,166

Total selling, general and administrative expenses	28,195	15,131	47,884	28,380
Depreciation and amortization	3,633	2,133	7,151	4,041
Loss on sale of fixed assets	1	189	15	229

Income from operations	10,735	8,836	19,974	19,002
Other income (expense)
Interest income and other	793	566	1,625	905
Interest (expense)	(1,598)	(4)	(2,299)	(11)
Equity in earnings of affiliate	587	438	1,181	677
Total other income (expense)	(218)	1,000	507	1,571

Income before income taxes	10,517	9,836	20,481	20,573
Income tax expense	3,130	2,558	5,522	5,088

Net income	$7,387	$7,278	$14,959	$15,485

Income per share of common stock
Basic	$0.19	$0.21	$0.39	$0.46
Diluted	$0.18	$0.19	$0.37	$0.41

Weighted average number of common shares outstanding	39,699,362	34,058,128	37,896,759	33,581,125
Weighted average number of common and dilutive shares outstanding	41,567,762	37,412,947	40,006,402	37,439,159

Kanbay International, Inc.
Condensed Consolidated Statement of Financial Position (Unaudited)
(In thousands)

	June 30,	December 31,
	2006	2005
Assets
Current Assets
Cash and cash equivalents	$25,138	$19,520
Short term investments	44,853	54,918
Trade accounts receivable	74,997	51,771
Other current assets	13,487	13,660
Total Current Assets	158,475	139,869
Property and equipment - net	68,992	45,745
Investment in affiliate	24,159	22,567
Goodwill and other intangible assets, net	168,510	9,295
Other assets	3,391	—
Total Assets	$423,527	$217,476
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$8,906	$3,878
Current portion of long-term debt	6,250	—
Accrued and other current liabilities	33,468	24,360
Total Current Liabilities	48,624	28,238
Long-term debt	90,500	—
Other non current liabilities	1,103	1,122
Total Non Current Liabilities	91,603	1,122
Total Liabilities	$140,227	$29,360
Stockholders’ Equity	283,300	188,116
Total Liabilities and Stockholders’ Equity	$423,527	$217,476

8

Kanbay International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months ended June 30,
	2006	2005
Operating activities
Net income	$14,959	$15,485
Adjustments to reconcile net income to net cash provided by (used in) operating activities	9,858	3,526
Changes in operating assets and liabilities
Trade accounts receivable	(6,164)	(14,137)
Other assets	3,975	(2,640)
Trade accounts payable	591	(425)
Other liabilities	(5,890)	(4,209)
Net cash provided by (used in) operating activities	17,329	(2,400)
Investing activities
Additions to property and equipment	(26,709)	(13,407)
Purchase of businesses, net of cash acquired	(90,740)	(6,097)
Purchase of short term investments	10,064	10,468
Other investing activities	(2,300)	1,326
Net cash used in investing activities	(109,685)	(7,710)
Financing activities
Proceeds from issuance of long-term debt	98,000	—
Payment of long-term debt	(1,250)	—
Proceeds from exercise of options and employee stock purchase plan	1,366	2,105
Net cash provided by financing activities	98,116	2,105
Effect of exchange rates on cash and cash equivalents	(142)	40
Increase (decrease) in cash and cash equivalents	5,618	(7,965)
Cash and cash equivalents at beginning of period	19,520	29,126
Cash and cash equivalents at end of period	$25,138	$21,161

Kanbay International, Inc.

Reconciliation from Revenue to Revenue Excluding Adjoined Consulting

(Unaudited)

(in thousands)

	Three months ended June 30
	2006	2005
Total revenues	$105,831	$57,018
Less: Adjoined Consulting	(33,055)	—
Total revenues excluding Adjoined	$72,776	$57,018

Kanbay International, Inc.

Reconciliation from Third Party Revenue to Third Party Revenue Excluding

Adjoined Consulting

(Unaudited)

(in thousands)

	Three months ended
	June 30	March 31
	2006	2006
Total Third Party revenues	$67,668	$39,278
Subtract: Adjoined Consulting Revenue	(33,055)	(10,806)
Total Third Party revenues excluding Adjoined Consulting	$34,613	$28,472